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                                                                   Exhibit 3.5

                              CERTIFICATE OF MERGER
                                       of
                       GSV, Inc. (a Delaware corporation)
                                      Into
                  Cybershop.com, Inc. (a Delaware corporation)

                         Pursuant to Section 253 of the
                    State of Delaware General Corporation Law

                  The undersigned, being the Surviving corporation, a corporation formed under the laws of the State of Delaware, desiring to merge GSV, Inc. pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware, hereby sets forth as follows:

                  FIRST: That Cybershop.com, Inc. is a corporation formed under the laws of the State of Delaware, and its Certificate of Incorporation was filed in the office of the Secretary of State on the 13th day of August, 1998.

                           That GSV, Inc. is a corporation formed under the laws
of the State of Delaware, and its Certificate of Incorporation was filed in the office of the Secretary of State on the 14th day of February, 2000.

                  SECOND: That the Board of Directors of Cybershop.com, Inc., by resolutions duly adopted on the 15th day of March, 2000, determined to merge GSV, Inc. and to assume all obligations; said resolutions being as follows:

                           "WHEREAS, this corporation has acquired and now
lawfully owns 100% of the stock of GSV, Inc. and desires to merge said corporation;

                           "NOW THEREFORE, BE IT RESOLVED, that this corporation
merge and it does hereby merge said GSV, Inc. and does hereby assume all of its obligations; and


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                           "FURTHER RESOLVED, that the proper officers of this
corporation be, and they hereby are, authorized and directed to make and execute, in its name and under its corporate seal, and to file in the proper public offices, a certificate of such ownership, setting forth a copy of these resolutions; and

                           "FURTHER RESOLVED, that the name of the Surviving
Corporation be, and the same hereby is, changed to GSV, Inc.; and

                           "FURTHER RESOLVED, that the officers of this
corporation be, and hereby are, authorized and directed to take such further action as in their judgement may be necessary or proper to consummate the merger provided for by these resolutions."

                           IN WITNESS WHEREOF, said Cybershop.com, Inc. has
caused this certificate to be executed by its officers thereunto duly authorized this 15th day of March, 2000.

                                              CYBERSHOP.COM, INC.



                                              __________________________________
                                              Name:  Jeffrey S. Tauber
                                              Title: Chairman